Exhibit 10.1

CONFIDENTIAL TREATMENT

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such Portions are marked “[*]” in this document; they have been filed separately with the Commission.

MASTER AGREEMENT

by and among

CHIQUITA BRANDS INTERNATIONAL, INC.

CHIQUITA BRANDS L.L.C.

GREAT WHITE FLEET LTD.

THE CHIQUITA VESSEL OWNERS NAMED HEREIN

EASTWIND MARITIME INC.

NYKLAURITZENCOOL AB

SEVEN HILLS LLC

and

EYSTRASALT LLC

Dated April 30, 2007

MASTER AGREEMENT

THIS MASTER AGREEMENT dated April 30, 2007 (as amended, modified or supplemented from time to time, this “Agreement”) is made by and among:

(1)	CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation, with offices at 250 East Fifth Street, Cincinnati, Ohio 45202 (“Chiquita”);

(2)	CHIQUITA BRANDS L.L.C., a Delaware limited liability company, with offices at 250 East Fifth Street, Cincinnati, Ohio 45202 (“Chiquita LLC”);

(3)	GREAT WHITE FLEET LTD., a Bermuda company, with offices at 2 Church Street West, Hamilton, Bermuda HM 11 (“GWF”);

(4)	THE CHIQUITA VESSEL OWNERS named herein, each a Bermuda company, with offices at 2 Church Street West, Hamilton, Bermuda HM 11 (together with Chiquita, Chiquita LLC and GWF, the “Chiquita Entities”);

(5)	EASTWIND MARITIME INC., a Marshall Islands corporation, with offices at 444 Madison Avenue, Suite 200, New York, New York 10022 (“Eastwind”);

(6)	NYKLAURITZENCOOL AB, a Swedish corporation, Post Office Box 4315, 102 67 Stockholm, Sweden, with visiting address at Katarinavägen 17, 116 45 Stockholm, Sweden (“NYKLC”);

(7)	SEVEN HILLS LLC, a Marshall Islands limited liability company, with offices at 444 Madison Avenue, Suite 200, New York, New York 10022 (“Seven Hills”, and together with Eastwind and NYKLC, the “Alliance”); and

(8)	EYSTRASALT LLC, a Marshall Islands limited liability company, c/o NYKLauritzenCool AB, Post Office Box 4315, 102 67 Stockholm, Sweden, with visiting address at Katarinavägen 17, 116 45 Stockholm, Sweden (“Eystrasalt”).

WITNESSETH:

WHEREAS, it is the intent of the parties hereto to create a long-term strategic relationship in which the Alliance will be the preferred supplier to GWF of chartered refrigerated vessels, chartered container vessels with capacity for refrigerated containers, and related logistics services (collectively, “Ocean Shipping Capacity”) for fresh fruit and produce shipments in trades operating between Latin America, North America and Europe, provided that the Alliance delivers such Ocean Shipping Capacity to GWF in a high-quality, cost efficient, timely and reliable manner so as to meet the needs of GWF in the fresh foods industry, particularly the fresh banana segment;

WHEREAS, in connection with the foregoing objectives, (a) nominees controlled by Chartworld, approved by GWF (collectively, the “New Reefer Vessel Owners”), will acquire from the relevant Chiquita Vessel Owners all of the Chiquita Reefer Vessels, and (b) nominees controlled by Eastwind, approved by GWF (collectively, the “New Container Vessel Owners”, and together with the New Reefer Vessel Owners, the “New Owners”), will acquire from the relevant Chiquita Vessel Owners all of the Chiquita Container Vessels, in each case upon the terms set forth in the MOAs;

WHEREAS, in connection with the sale and purchase of the Chiquita Vessels, Seven Hills will acquire from GWF the related on-shore spare parts inventories upon the terms set forth in the Spare Parts Purchase Agreement;

WHEREAS, upon acquisition of the Chiquita Vessels, (a) the New Reefer Vessel Owners will bareboat charter the Chiquita Reefer Vessels to Eystrasalt, which will time charter such vessels to Seven Hills which will, in turn, time charter such vessels to GWF for a minimum period of seven (7) years (with optional extension periods) upon the terms set forth in the Refrigerated Vessel Time Charter, and (b) the New Container Vessel Owners will time charter the Chiquita Container Vessels to GWF for a minimum period of three (3) years (with optional extension periods) in respect of the Puritan and seven (7) years (with optional extension periods)in respect of the Lady Class Vessels, in each case upon the terms set forth in the BoxTime 2004 Charter;

WHEREAS, because the Alliance may not have adequate crews available at the time the Chiquita Vessels are delivered, the Alliance shall have the right to seek to engage (a) any and all officers and crew members employed by GWF-MS or any of its subcontractors aboard the Chiquita Vessels (collectively, “Onboard Employees”) of its choice for continued employment by the Alliance, its ship managers or its crew managers, and (b) certain officers employed by GWF-MS aboard the Chiquita Vessels as advisers for periods of up to two round voyages, provided that in each case GWF-MS shall not be obligated to make available to the Alliance any Onboard Employees that GWF-MS desires to retain in its employ;

WHEREAS, GWF will require cargo carrying capacity in excess (“Additional Capacity”) of the capacity that Eastwind and Seven Hills can provide to GWF by means of the Chiquita Vessel Time Charters;

WHEREAS, the Alliance has available to them Controlled Vessels and other vessels of high quality and to meet GWF’s need for Additional Capacity (a) NYKLC shall time charter seven (7) Controlled Vessels to GWF and (b) [*];

WHEREAS, upon the terms and conditions stated in the Strategic Services Agreement:

(a) Seven Hills will access and promptly and regularly provide relevant non-proprietary current market information to GWF and will otherwise assist GWF to identify such ocean shipping alternatives as GWF may request, provided that prior to sharing any such information, GWF and Seven Hills and the other members of the Alliance will agree on a protocol, reviewed with and approved by legal counsel from time to time to ensure compliance with all applicable competition laws, relating to the nature of the information to be exchanged, and how it will be collected and communicated; and

(b) The parties intend to (i) coordinate the modification and/or replacement of, and/or additions to, the Chiquita Vessels either through new technology, newbuildings or second hand tonnage as may be appropriate from time to time, and (ii) create additional value from their relationship through (1) optimizing utilization of Ocean Shipping Capacity (including combinations of certain shipping activities, consolidation and expansion of commercial revenues on shared and/or complementary trade routes) and (2) realizing operating and cost synergies in all areas related to the Ocean Shipping Capacity (such as fleet operations and procurement); and

WHEREAS, this Agreement sets forth the terms and conditions upon which the parties hereto are entering into the Transaction Documents to which each is a party to bring into effect the transactions and matters described above.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, agreements and conditions contained herein, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Definitions. Initially capitalized terms used in this Agreement shall have the meanings set forth below:

“Additional Capacity” has the meaning specified in the Recitals.

“Affiliate” means with respect to any specified Person, any other Person, directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by”, and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning specified in the Preamble.

“Alliance” has the meaning specified in the Preamble, and in the singular means any of them.

“Alliance Entities” means each of the members of the Alliance and their respective Affiliates and Subsidiaries, and in the singular means any one of them.

“Bareboat Charters” shall mean, collectively, the Bremer Vulcan Class Bareboat Charters and the Country Class Bareboat Charters and “Bareboat Charter” shall mean any of them as the context may require.

“BoxTime 2004 Charter” means the BoxTime 2004 Standard Time Charter Party for Container Vessels and riders thereto, the form of which is attached hereto as Exhibit 1;

“Bremer Vulcan Class Bareboat Charters” means, collectively:

(i) The bareboat charter party dated the date hereof between the relevant New Reefer Vessel Owner as Owner and Eystrasalt as Charterer respecting the vessel CHIQUITA BREMEN; and

(ii) The bareboat charter party dated the date hereof between the relevant New Reefer Vessel Owner as Owner and Eystrasalt as Charterer respecting the vessel CHIQUITA ROSTOCK.

“Bremer Vulcan Class Intermediate Time Charters” means, collectively:

(i) The time charter party dated the date hereof between Eystrasalt as Owner and Seven Hills as Charterer respecting the vessel CHIQUITA BREMEN; and

(ii) The time charter party dated the date hereof between Eystrasalt as Owner and Seven Hills as Charterer respecting the vessel CHIQUITA ROSTOCK.

“Bremer Vulcan Class MOAs” means, collectively:

(i) The Memorandum of Agreement dated the date hereof between BVS as Seller and the New Reefer Vessel Owner named therein as Buyer respecting the vessel CHIQUITA BREMEN; and

(ii) The Memorandum of Agreement dated the date hereof between BVS as Seller and the New Reefer Vessel Owner named therein as Buyer respecting the vessel CHIQUITA ROSTOCK.

“Bremer Vulcan Class Time Charters” means, collectively:

(i) The Refrigerated Vessel Time Charter dated the date hereof between Seven Hills as Owner and GWF as Charterer respecting the vessel CHIQUITA BREMEN; and

(ii) The Refrigerated Vessel Time Charter dated the date hereof between Seven Hills as Owner and GWF as Charterer respecting the vessel CHIQUITA ROSTOCK.

“Bremer Vulcan Class Vessels” means, collectively, the vessels CHIQUITA BREMEN and CHIQUITA ROSTOCK, and in the singular means either one of them.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in either the State of New York or London, England are permitted or required to close.

“BVS” means BVS Ltd., a Bermuda company with offices at 2 Church Street West, Hamilton, Bermuda HM 11.

“CDV” means CDV Ltd., a Bermuda company with offices at 2 Church Street West, Hamilton, Bermuda HM 11.

“CDY” means CDY Ltd., a Bermuda company with offices at 2 Church Street West, Hamilton, Bermuda HM 11.

“Change of Control” means the ultimate parent or parents of a Person ceasing to own, directly or indirectly, at least a majority of the outstanding Voting Stock of such Person.

“Chartworld” means Chartworld Shipping Corporation, a Liberian corporation, with offices at Poseidonos Ave. & 2 Zisimopoulou str., GR—166 74, Glyfada, Greece.

“Chiquita” has the meaning specified in the Preamble.

“Chiquita Container Vessels” means the Lady Class Vessels and the Puritan, and in the singular means any one of them.

“Chiquita Entities” has the meaning specified in the Preamble, and in the singular means any one of them.

“Chiquita Guarantee” means the Guarantee Agreement dated the date hereof made by Chiquita LLC, as Guarantor, in favor of the members of the Alliance.

“Chiquita LLC” has the meaning specified in the Preamble.

“Chiquita Reefer Vessels” means the Bremer Vulcan Class Vessels and the Country Class Vessels, and in the singular means any one of them.

“Chiquita Vessels” means, collectively, the Chiquita Reefer Vessels and the Chiquita Container Vessels, and in the singular means any one of them.

“Chiquita Vessel Owners” means, collectively, BVS, CDV, CDY, CRH, GPH and Danop, and in the singular means any one of them.

“Chiquita Vessel Time Charters” shall mean, collectively, the Bremer Vulcan Class Time Charters, the Country Class Time Charters, the Lady Class Time Charters and the Puritan Time Charter, and in the singular shall mean any one of them.

“Classification Society” means the American Bureau of Shipping (in the case of the Bremer Vulcan Class Vessels, the Country Class Vessel and the Lady Class Vessels) and Germanischer Lloyd (in the case of the Puritan).

“Closing” has the meaning specified in Section 2.2.

“Closing Date” has the meaning specified in Section 2.2.

“Commitment Letters” has the meaning specified in Section 6.5.

“Controlled Vessel” means any refrigerated vessel or container vessel with capacity for refrigerated containers owned, time chartered, bareboat chartered, leased or commercially managed by an Alliance Entity, but does not include the Chiquita Vessels.

“Country Class Bareboat Charters” means, collectively:

(i) The bareboat charter party dated the date hereof between the relevant New Reefer Vessel Owner as Owner and Eystrasalt as Charterer respecting the vessel CHIQUITA ITALIA;

(ii) The bareboat charter party dated the date hereof between the relevant New Reefer Vessel Owner as Owner and Eystrasalt as Charterer respecting the vessel CHIQUITA BELGIE;

(iii) The bareboat charter party dated the date hereof between the relevant New Reefer Vessel Owner as Owner and Eystrasalt as Charterer respecting the vessel CHIQUITA DEUTSCHLAND;

(iv) The bareboat charter party dated the date hereof between the relevant New Reefer Vessel Owner as Owner and Eystrasalt as Charterer respecting the vessel CHIQUITA NEDERLAND;

(v) The bareboat charter party dated the date hereof between the relevant New Reefer Vessel Owner as Owner and Eystrasalt as Charterer respecting the vessel CHIQUITA SCANDINAVIA; and

(vi) The bareboat charter party dated the date hereof between the relevant New Reefer Vessel Owner as Owner and Eystrasalt as Charterer respecting the vessel CHIQUITA SCHWEIZ.

“Country Class Intermediate Time Charters” means, collectively:

(i) The time charter party dated the date hereof between Eystrasalt as Owner and Seven Hills as Charterer respecting the vessel CHIQUITA ITALIA;

(ii) The time charter party dated the date hereof between Eystrasalt as Owner and Seven Hills as Charterer respecting the vessel CHIQUITA BELGIE;

(iii) The time charter party dated the date hereof between Eystrasalt as Owner and Seven Hills as Charterer respecting the vessel CHIQUITA DEUTSCHLAND;

(iv) The time charter party dated the date hereof between Eystrasalt as Owner and Seven Hills as Charterer respecting the vessel CHIQUITA NEDERLAND;

(v) The time charter party dated the date hereof between Eystrasalt as Owner and Seven Hills as Charterer respecting the vessel CHIQUITA SCANDINAVIA; and

(vi) The time charter party dated the date hereof between Eystrasalt as Owner and Seven Hills as Charterer respecting the vessel CHIQUITA SCHWEIZ.

“Country Class MOAs” means, collectively:

(i) The Memorandum of Agreement dated the date hereof between Danop as Seller and the New Reefer Vessel Owner named therein as Buyer respecting the vessel CHIQUITA ITALIA;

(ii) The Memorandum of Agreement dated the date hereof between Danop as Seller and the New Reefer Vessel Owner named therein as Buyer respecting the vessel CHIQUITA SCANDINAVIA;

(iii) The Memorandum of Agreement dated the date hereof between CDV as Seller and the New Reefer Vessel Owner named therein as Buyer respecting the vessel CHIQUITA BELGIE;

(iv) The Memorandum of Agreement dated the date hereof between CDV as Seller and the New Reefer Vessel Owner named therein as Buyer respecting the vessel CHIQUITA DEUTSCHLAND;

(v) The Memorandum of Agreement dated the date hereof between CDY as Seller and the New Reefer Vessel Owner named therein as Buyer respecting the vessel CHIQUITA NEDERLAND; and

(vi) The Memorandum of Agreement dated the date hereof between CDY as Seller and the New Reefer Vessel Owner named therein as Buyer respecting the vessel CHIQUITA SCHWEIZ.

“Country Class Time Charters” means, collectively:

(i) The Refrigerated Vessel Time Charter dated the date hereof between Seven Hills as Owner and GWF as Charterer respecting the vessel CHIQUITA ITALIA;

(ii) The Refrigerated Vessel Time Charter dated the date hereof between Seven Hills as Owner and GWF as Charterer respecting the vessel CHIQUITA SCANDINAVIA;

(iii) The Refrigerated Vessel Time Charter dated the date hereof between Seven Hills as Owner and GWF as Charterer respecting the vessel CHIQUITA BELGIE;

(iv) The Refrigerated Vessel Time Charter dated the date hereof between Seven Hills as Owner and GWF as Charterer respecting the vessel CHIQUITA DEUTSCHLAND;

(v) The Refrigerated Vessel Time Charter dated the date hereof between Seven Hills as Owner and GWF as Charterer respecting the vessel CHIQUITA NEDERLAND; and

(vi) The Refrigerated Vessel Time Charter dated the date hereof between Seven Hills as Owner and GWF as Charterer respecting the vessel CHIQUITA SCHWEIZ.

“Country Class Vessels” means, collectively, the vessels CHIQUITA BELGIE, CHIQUITA DEUTSCHLAND, CHIQUITA ITALIA, CHIQUITA NEDERLAND, CHIQUITA SCANDINAVIA and CHIQUITA SCHWEIZ, and in the singular means any one of them.

“CRH” means CRH Shipping Ltd., a Bermuda company with offices at 2 Church Street West, Hamilton, Bermuda HM 11.

“Danop” means Danop Ltd., a Bermuda company with offices at 2 Church Street West, Hamilton, Bermuda HM 11.

“Eastwind” has the meaning specified in the Preamble.

“Eastwind Guarantees” means, collectively, the Eastwind MOA Guarantee Agreement and the Eastwind Strategic Guarantee, and in the singular means either one of them.

“Eastwind MOA Guarantee” means the MOA Guarantee Agreement dated the date hereof made by Eastwind, as Guarantor, in favor of GWF.

“Eastwind Strategic Guarantee” means the Strategic Guarantee Agreement dated the date hereof made by Eastwind, as Guarantor, in favor of GWF.

“Eystrasalt” has the meaning specified in the Preamble, whose equity is owned by Eastwind as to 50% and by NYKLC as to 50%.

“First Call Agreement” means the First Call Agreement dated the date hereof between GWF, Seven Hills, Eastwind and NYKLC.

“Governmental or Regulatory Authority” means any instrumentality, subdivision, court, administrative agency, commission, official or other authority of the United States or any other, jurisdiction, country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“GPH” means GPH Ltd., a Bermuda company with offices at 2 Church Street West, Hamilton, Bermuda HM 11.

“Guarantees” means, collectively, the Chiquita Guarantee and the Eastwind Guarantees, and in the singular means any one of them.

“GWF” has the meaning specified in the Preamble.

“GWF-MS” means GWF Management Services Ltd., a Bermuda company with offices at 2 Church Street West, Hamilton, Bermuda HM 11.

“Intermediate Time Charters” shall mean, collectively, the Bremer Vulcan Class Intermediate Time Charters and the Country Class Intermediate Time Charters, and “Intermediate Time Charter” shall mean any of them as the context may require.

“Lady Class MOAs” means, collectively:

(i) The Memorandum of Agreement dated the date hereof between CRH as Seller and the New Container Vessel Owner named therein as Buyer respecting the vessel EDYTH L;

(ii) The Memorandum of Agreement dated the date hereof between CRH as Seller and the New Container Vessel Owner named therein as Buyer respecting the vessel FRANCES L; and

(iii) The Memorandum of Agreement dated the date hereof between GPH as Seller and the New Container Vessel Owner named therein as Buyer respecting the vessel COURTNEY L.

“Lady Class Time Charters” means, collectively:

(i) The BoxTime 2004 Charter dated the date hereof between the relevant New Container Vessel Owner as Owner and GWF as Charterer respecting the vessel EDYTH L;

(ii) The BoxTime 2004 Charter dated the date hereof between the relevant New Container Vessel Owner as Owner and GWF as Charterer respecting the vessel FRANCES L; and

(iii) The BoxTime 2004 Charter dated the date hereof between the relevant New Container Vessel Owner as Owner and GWF as Charterer respecting the vessel COURTNEY L.

“Lady Class Vessels” means, collectively, the vessels COURTNEY L, EDYTH L and FRANCES L, and in the singular means any one of them.

“Law” means any applicable statute, law, ordinance, rule or regulation of any Governmental or Regulatory Authority.

“Long-Period Charters” shall mean, collectively, the Long-Period Charter Party agreements between NYKLC as Owner and GWF as charterer in respect of the seven Controlled Vessels described therein, and “Long-Period Charter” shall mean any of them as the context may require.

“Long-Period Charter Party” means the Long-Period Charter Party and riders thereto, the form of which is attached hereto as Exhibit 2.

“Material Adverse Change” or “Material Adverse Effect” means (i) when used with respect to a business, any materially adverse change in or effect on the results of operations or financial condition of such business taken as a whole, or (ii) when used with respect to a Chiquita Entity or a Alliance Entity, as the case may be, any materially adverse change in or effect on the ability of such Chiquita Entity or Alliance Entity, as the case may be, to perform their respective obligations hereunder or any other Transaction Document.

“MOAs” means, collectively, the Bremer Vulcan Class MOAs, the Country Class MOAs, the Lady Class MOAs and the Puritan MOA, and “MOA” shall mean any of them as the context may require, and the form of each of the MOAs is attached hereto as Exhibit 3.

“New Owners” has the meaning specified in the Recitals, and in the singular shall mean any of them as the context may require.

“New Container Vessel Owners” has the meaning specified in the Recitals, and in the singular shall mean either of them as the context may require.

“New Reefer Vessel Owners” has the meaning specified in the Recitals, and in the singular shall mean either of them as the context may require.

“NYKLC” has the meaning specified in the Preamble.

“NYKLC Indemnity” means the Indemnity Agreement dated the date hereof made by NYKLC in favor of Eastwind.

“Ocean Shipping Capacity” has the meaning specified in the Recitals.

“Offering Memorandum” means the Confidential Information Memorandum, dated October 2006, provided by Fortis Securities LLC to Eastwind (and/or any of its Affiliates), including any amendments, modifications or supplements thereto.

“Onboard Employees” means the individuals employed by GWF-MS as officers and crew aboard the Chiquita Vessels.

“Order” means any judgment, order, injunction, decree or writ of any Governmental or Regulatory Authority or any arbitrator.

“Organizational Documents” means the Memorandum of Association and By-laws of a company organized under the Laws of Bermuda, or the equivalent documents of a corporation organized under Laws of another jurisdiction, as the same may be amended or restated.

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

“Puritan” means the vessel PURITAN.

“Puritan MOA” means the Memorandum of Agreement dated the date hereof between CRH as Seller and the New Container Vessel Owner named therein as Buyer respecting the vessel PURITAN.

“Puritan Time Charter” means the BoxTime Charter dated the date hereof between the relevant New Container Vessel Owner as Owner and GWF as Charterer respecting the vessel PURITAN.

“Refrigerated Vessel Time Charter” means the Refrigerated Vessel Time Charter and riders thereto, the form of which is attached hereto as Exhibit 4.

“Seven Hills” has the meaning specified in the Preamble, whose sole member is Eastwind.

“Seven Hills Change of Control” has the meaning specified in Section 4.1(b).

“Spare Parts Purchase Agreement” means the Spare Parts Purchase Agreement dated the date hereof between GWF and Seven Hills.

“Strategic Services Agreement” means the Strategic Services Agreement dated the date hereof among GWF, Seven Hills, Eastwind and NYKLC.

“Subsidiary” of any Person means any corporation, limited liability company, partnership, joint venture, trust or estate of which (or in which) more than 50% of (a) the voting stock of such corporation, (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Time Charters” shall mean, collectively, the Chiquita Vessel Time Charters and the Long-Period Charters, and “Time Charter” shall mean any of them as the context may require.

“Transaction Documents” means, collectively, this Agreement, the Strategic Services Agreement, the First Call Agreement, the MOAs, the Spare Parts Purchase Agreement, the Bareboat Charters, the Intermediate Time Charters, the Time Charters, the Guarantees, the NYKLC Indemnity and any other agreement document, instrument or certificate to be executed and delivered pursuant to any of the foregoing.

“Voting Stock” means the securities or other ownership interest in any Person which have ordinary voting power under ordinary circumstances for the election of directors (or the equivalent) of such Person.

1.2 Construction. In this Agreement, unless the context otherwise requires:

(i) any reference in this Agreement to “writing” or comparable expressions includes a reference to facsimile transmission or comparable means of communication;

(ii) words expressed in the singular number shall include the plural and vice versa, words expressed in the masculine shall include the feminine and neuter gender and vice versa;

(iii) references to Articles, Sections, Exhibits, Schedules and Recitals are references to articles, sections, exhibits, schedules and recitals of this Agreement;

(iv) reference to “day” or “days” are to calendar days unless otherwise indicated;

(v) this “Agreement” or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented; and

(vi) “include”, “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import.

1.3 Schedules. The Schedules to this Agreement are incorporated into and form an integral part of this Agreement.

ARTICLE II

TRANSACTION DOCUMENTS; CLOSING

2.1 Transaction Documents, Etc. On the date hereof, and as a condition to the effectiveness hereof:

(a) GWF shall have approved each New Owner, such approval not to be unreasonably withheld;

(b) BVS and the New Reefer Vessel Owner named therein shall have entered into each of the Bremer Vulcan Class MOAs;

(c) The relevant Chiquita Vessel Owner and the New Reefer Vessel Owner named therein shall have entered into each of the Country Class MOAs;

(d) The relevant Chiquita Vessel Owner and the New Container Vessel Owner named therein shall have entered into each of the Lady Class MOAs;

(e) CRH and the New Container Vessel Owner named therein shall have entered into the Puritan MOA;

(f) The relevant New Reefer Vessel Owner and Eystrasalt shall have entered into each of the Bremer Vulcan Class Bareboat Charters and the Country Class Bareboat Charters, each such Bareboat Charter to be approved in form and substance by GWF, such approval not to be unreasonably withheld;

(g) Eystrasalt and Seven Hills shall have entered into each Intermediate Time Charter, each such Intermediate Time Charter to be approved in form and substance by GWF, such approval not to be unreasonably withheld;

(h) Seven Hills and GWF shall have entered into each of the Bremer Vulcan Class Time Charters;

(i) Seven Hills and GWF shall have entered into each of the Country Class Time Charters;

(j) The relevant New Container Vessel Owner and GWF shall have entered into each of the Lady Class Time Charters;

(k) The relevant New Container Vessel Owner and GWF shall have entered into the Puritan Time Charter;

(l) NYKLC and GWF shall have entered into each of the Long-Period Charters;

(m) GWF, Seven Hills, Eastwind and NYKLC shall have entered into the Strategic Services Agreement;

(n) GWF, Seven Hills, Eastwind and NYKLC shall have entered into the First Call Agreement;

(o) GWF and Seven Hills shall have entered into the Spare Parts Purchase Agreement

(p) Eastwind and GWF shall have entered into the Eastwind Guarantees;

(q) Chiquita LLC and the members of the Alliance shall have entered into the Chiquita Guarantee; and

(r) NYKLC and Eastwind shall have entered into the NYKLC Indemnity, such indemnity to be approved in form and substance by GWF, such approval not to be unreasonably withheld.

2.2 Closing. (a) Except as provided in 2.2(b), (c), (d) and (e) below, the completion of the transactions contemplated by this Agreement and the other Transaction Documents (each, a “Closing”, and collectively, the “Closings”) will take place as soon as practicable after the last of the conditions set forth in Articles VIII and IX is satisfied or waived, but in no event later than the second (2nd) Business Day thereafter, or at such other time and date as the parties hereto shall agree (each such date, a “Closing Date”).

(b) The Closing of the transaction contemplated by each MOA shall take place on the Closing Date in accordance with Clause 5(b) thereof, and subject to the provisions of Article III.

(c) The Closing of the transaction contemplated by each Bareboat Charter, Intermediate Time Charter and Time Charter shall take place in accordance with the respective terms thereof.

(d) The Closing of the transaction contemplated by each Long-Period Charter shall take place on or about January 1, 2008 in accordance with the respective terms thereof.

(e) The Closing of the transaction contemplated by the Spare Parts Purchase Agreement shall take place in accordance with the respective terms thereof.

ARTICLE III

SALE OF CHIQUITA VESSELS

3.1 Conflict with MOAs. The provisions of this Article III shall be read together with each MOA but in case of any conflict between this Article III and any MOA, the provisions of this Article III shall prevail.

3.2 MOA Termination Events.

(a) If any MOA shall terminate in accordance with Clause 5(d) thereof as a result of a total loss of the relevant Chiquita Vessel before delivery, then all other MOAs shall remain in full force and effect.

(b) If any relevant Chiquita Entity shall duly cancel any MOA in accordance with Clause 13 thereof or otherwise as a result of the failure of the relevant New Owner to take delivery or to pay the purchase price of the relevant vessel, then the provisions of Clause 13 of such MOA shall apply and, subject to the provisions of Section 3.2(c) hereof, all other MOAs shall remain in full force and effect.

(c) If any MOA shall be cancelled in the manner described in Section 3.2(b), then, for a period of five (5) Business Days after the date of such cancellation, the other Chiquita Vessel Owners party to the other MOAs shall have the right to cancel all (but not less than all) such other MOAs under which the relevant Chiquita Vessel has not yet been delivered to the relevant New Owner, which right shall be exercised by notice to the relevant New Owners. In the event of such cancellation under this Section 3.2(c), the provisions of Clause 13 of each of such other MOAs shall apply as if the relevant New Owner had failed to take delivery or to pay the purchase price of the relevant vessel thereunder.

(d) If the relevant New Owner shall cancel any MOA in accordance with Clause 14 thereof or otherwise as a result of the failure of the relevant Chiquita Vessel Owner to be ready to validly complete a legal transfer of the relevant vessel by a date stipulated in such MOA, then the provisions of Clause 14 of such MOA shall otherwise apply and all other MOAs shall remain in full force and effect.

(e) Upon termination of this Agreement in accordance with Section 10.1, then all MOAs shall terminate.

3.3 Risk of Loss. Risk of loss of or damage to each Chiquita Vessel shall pass from the relevant Chiquita Vessel Owner to and be accepted by the relevant New Owner of such Chiquita Vessel at the time of transfer of title to such Chiquita Vessel under the terms of the relevant MOA. Notwithstanding the foregoing, the relevant Chiquita Vessel Owner shall maintain all liability insurance coverage and will bear the risk of and shall indemnify and hold the relevant New Owner (and Eystrasalt and Seven Hills in the case of the Chiquita Reefer Vessels) harmless from and in respect of any loss, liability or any damage in respect of such Chiquita Vessel’s crew or any cargo or other property on board such Chiquita Vessel upon delivery whether arising from any contract of carriage, bailment, charterparty or contract of affreightment relating to any voyage in progress at the time of delivery until in the case of:

(i) a Chiquita Container Vessel laden with bananas at the time of transfer of title, it completes the discharge of the entire banana cargo;

(ii) a Chiquita Container Vessel that has no banana cargo on board at the time of transfer of title, at a mutually selected time and port but prior to the commencement of loading of the next banana cargo;

(iii) a Chiquita Reefer Vessel laden with any cargo at the time of transfer of title, it completes the discharge of all of such cargo; or

(iv) a Chiquita Reefer Vessel that has no cargo on board at the time of transfer of title, at a mutually selected time and port but prior to the commencement of loading of the next cargo.

3.4 Closing “At Sea”. In order to ensure a smooth transition and expedite an “at sea” vessel sale closing process, GWF will continue to manage the Chiquita Vessels from the relevant Closing Date until in the case of:

(i) a Chiquita Container Vessel laden with bananas at the time of transfer of title, it completes the discharge of the entire banana cargo;

(ii) a Chiquita Container Vessel that has no banana cargo on board at the time of transfer of title, at a mutually selected time and port but prior to the commencement of loading of the next banana cargo;

(iii) a Chiquita Reefer Vessel laden with any cargo at the time of transfer of title, it completes the discharge of all of such cargo; or

(iv) a Chiquita Reefer Vessel that has no cargo on board at the time of transfer of title, at a mutually selected time and port but prior to the commencement of loading of the next cargo.

3.5 Inspection. (a) Notwithstanding anything in any MOA to the contrary, each Chiquita Vessel is to be delivered to its respective New Owner without drydocking. However, each respective New Owner (in the case of the Chiquita Container Vessels) and Eystrasalt (in the case of the Chiquita Reefer Vessels) shall have the right at their expense to arrange for an underwater inspection by a diver approved by the Classification Society of each Chiquita Vessel as follows:

(i) In the case of a Chiquita Container Vessel laden with bananas at the time of transfer of title, when it completes or during the discharge of the entire banana cargo;

(ii) In the case of a Chiquita Container Vessel that has no banana cargo on board at the time of transfer of title, at a mutually selected time and port but prior to the commencement of loading of the next banana cargo;

(iii) In the case of a Chiquita Reefer Vessel laden with any cargo at the time of transfer of title, when it completes or during the discharge of all of such cargo; or

(iv) In the case of a Chiquita Reefer Vessel that has no cargo on board at the time of transfer of title, at a mutually selected time and port but prior to the commencement of loading of the next cargo.

Notwithstanding the foregoing, however, if the conditions at such port are unsuitable for such inspection, the inspection shall be conducted at a suitable alternative place near to such port.

Each respective New Owner (in the case of the Chiquita Container Vessels) and Eystrasalt (in the case of the Chiquita Reefer Vessels) shall at their cost make the relevant Chiquita Vessel available for such inspection but such Chiquita Vessel shall remain on-hire during such inspection notwithstanding anything to the contrary in any Chiquita Vessel Time Charter. The extent of the inspection and the conditions under which it is performed shall be to the satisfaction of the relevant Classification Society.

(b) If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect a Chiquita Vessel’s class, then unless repairs can be carried out afloat to the satisfaction of the relevant Classification Society, each respective New Owner (in the case of the Chiquita Container Vessels) and Eystrasalt (in the case of the Chiquita Reefer Vessels) may arrange for such Chiquita Vessel to be drydocked at the expense of GWF for inspection by such Classification Society of such Chiquita Vessel’s underwater parts below the deepest load line, the extent of the inspection being in accordance with such Classification Society’s rules (and such Chiquita Vessel shall remain on-hire during such drydocking notwithstanding anything to the contrary in any Chiquita Vessel Time Charter). If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect such Chiquita Vessel’s class, such defects shall be made good at GWF’s expense to the satisfaction of such Classification Society without condition/recommendation (notes, if any, in the surveyor’s report which are accepted by such Classification Society without condition/recommendation are not to be taken into account). In such event GWF shall also pay for the cost of the underwater inspection and the Classification Society’s attendance.

(c) If such Chiquita Vessel is drydocked pursuant to Section 3.5(b) the relevant Classification Society may require survey of the tailshaft system, the extent of the survey being to the satisfaction of the Classification surveyor (and such Chiquita Vessel shall remain on-hire during such survey notwithstanding anything to the contrary in any Chiquita Vessel Time Charter). If such survey is not required by the Classification Society, the relevant New Owner (in the case of the Chiquita Container Vessels) or Eystrasalt (in the case of the Chiquita Reefer Vessels) shall have the right to require the tailshaft to be drawn and surveyed by the Classification Society, the extent of the survey being in accordance with the Classification Society’s rules for tailshaft survey and consistent with the current stage of such Chiquita Vessel’s survey cycle. The relevant New Owner (in the case of the Chiquita Container Vessels) or Eystrasalt (in the case of the Chiquita Reefer Vessels) shall declare whether they require the tailshaft to be drawn and surveyed not later than by the completion of the inspection by the Classification Society. The drawing and refitting of the tailshaft shall be arranged by the relevant New Owner (in the case of the Chiquita Container Vessels) and Eystrasalt (in the case of the Chiquita Reefer Vessels). Should any parts of the tailshaft system be condemned or found defective so as to affect such Chiquita Vessel’s class, those parts shall be renewed or made good at GWF’s expense to the satisfaction of the Classification Society without condition/recommendation (notes, if any, in the surveyor’s report which are accepted by such Classification Society without condition/recommendation are not to be taken into account) (and such Chiquita Vessel shall remain on-hire during such renewal notwithstanding anything to the contrary in any Chiquita Vessel Time Charter).

(d) The expenses relating to the survey of the tailshaft system shall be borne by the relevant New Owner (in the case of the Chiquita Container Vessels) or Eystrasalt (in the case of the Chiquita Reefer Vessels) unless the Classification Society requires such survey to be carried out, in which case GWF shall pay these expenses. GWF shall also pay the expenses if the relevant New Owner (in the case of the Chiquita Container Vessels) or Eystrasalt (in the case of the Chiquita Reefer Vessels) require the survey and parts of the system are condemned or found defective or broken so as to affect such Chiquita Vessel’s class (notes, if any, in the surveyor’s report which are accepted by such Classification Society without condition/recommendation are not to be taken into account).

(e) The expenses in connection with putting such Chiquita Vessel in and taking her out of drydock, including the drydock dues and the Classification Society’s fees shall be paid by GWF if the Classification Society issues any condition/recommendation (notes, if any, in the surveyor’s report which are accepted by such Classification Society without condition/recommendation are not to be taken into account) as a result of the survey or if it requires survey of the tailshaft system. In all other cases the relevant New Owner (in the case of the Chiquita Container Vessels) or Eystrasalt (in the case of the Chiquita Reefer Vessels) shall pay the aforesaid expenses, dues and fees.

(f) GWF’s representative shall have the right to be present in the drydock, but without interfering with the work or decisions of the Classification surveyor.

(g) The relevant New Owner (in the case of the Chiquita Container Vessels) or Eystrasalt (in the case of the Chiquita Reefer Vessels) shall have the right to have the underwater parts of such Chiquita Vessel cleaned and painted at their risk and expense without interfering with the Classification surveyor’s work, if any, and without affecting such Chiquita Vessel’s timely return to service. If, however, the work caused by the relevant New Owner (in the case of the Chiquita Container Vessels) or Eystrasalt (in the case of the Chiquita Reefer Vessels) in drydock is still in progress when the work required to done at GWF’s expense is completed, the additional docking time needed to complete the work caused by the relevant New Owner (in the case of the Chiquita Container Vessels) or Eystrasalt (in the case of the Chiquita Reefer Vessels) shall be for such relevant New Owner’s (in the case of the Chiquita Container Vessels) or Eystrasalt’s (in the case of the Chiquita Reefer Vessels) risk and expense (and such Chiquita Vessel shall go off-hire during such period notwithstanding anything to the contrary in any Chiquita Vessel Time Charter).

3.6 Onboard Employees. With respect to Onboard Employees, the parties hereto agree as follows:

(a) Promptly after the execution of this Agreement and each of the MOAs, GWF shall cause GWF-MS to promptly make available to the Alliance such information as the Alliance may request about the Onboard Employees to enable the Alliance to expeditiously determine (i) which of such Onboard Employees it desires to continue to employ (through its Crew Manager) as officers and crew aboard the Chiquita Vessels or (ii) only in the case of officers employed by GWF-MS aboard the Chiquita Vessels, which of such officers it desires to employ (through its Crew Manager) as advisers for up to two full voyages following the sale and transfer to the New Owners of the Chiquita Vessel aboard such officers work, provided that (1) GWF-MS shall not be required to provide to the Alliance any information about Onboard Employees that would violate GWF-MS employment policies or any Law or Order, (2) the Alliance shall coordinate with GWF-MS the timing of any discussions between the Alliance and the Onboard Employees regarding such employment by the Alliance, and (3) GWF-MS shall not be obligated to make available to the Alliance any Onboard Employees that GWF-MS desires to retain in its employ.

(b) GWF shall cause GWF-MS to (i) pay the costs of repatriation of any Onboard Employee who elects to leave the Chiquita Vessel aboard which he or she is employed within [*] calendar days of the date such vessel is sold and transferred to the relevant New Owner and (ii) indemnify the Alliance (or its Crew Manager) for any contractual separation liability that existed as of the date title to the Chiquita Vessel aboard which such Onboard Employee worked is transferred from the relevant Chiquita Vessel Owner to the relevant New Owner.

(c) Notwithstanding the foregoing, GWF-MS will be relieved of any obligation with respect to any Onboard Employees (including without limitation any contractual separation liability and repatriation obligation) who is employed by the Alliance (or its Crew Manager) for more than [*] calendar days after the date title to the Chiquita Vessel aboard which such Onboard Employee worked is transferred from the relevant Chiquita Vessel Owner to the relevant New Owner.

ARTICLE IV

SEVEN HILLS AND FINANCIAL COVENANTS

4.1 Seven Hills. It is understood and agreed that a principal inducement for the Chiquita Entities to enter into the Transactions contemplated by this Agreement is the establishment of Seven Hills by Eastwind. In recognition of this fact and to ensure the ongoing stability of the strategic relationship between parties hereto, the parties hereto agree that:

(a) GWF’s prior consent is required (such consent not to be unreasonably withheld) for any Person that is not a controlled Affiliate or Subsidiary of Eastwind to become a member in, or assume management control of, Seven Hills, provided that Chiquita hereby consents to NYKLC becoming a minority member of Seven Hills.

(b) A change of control with respect to Seven Hills (a “Seven Hills Change of Control”) shall be deemed to have occurred if more than 50% of the equity interests in Seven Hills is sold to or otherwise controlled by any Person other than Eastwind and/or its controlled Affiliates and Subsidiaries.

(c) Prior to the consummation of any transaction that would result in the occurrence of a Seven Hills Change of Control, Seven Hills shall advise GWF in writing of parties to and the material terms of such proposed transactions. Within 15 Business Days of receipt of such notice, GWF shall advise Seven Hills in writing whether or not GWF, in its reasonable opinion, believes that the result of such proposed Seven Hills Change of Control would substantially increase the risk profile of one or more of the Chiquita Vessel

Time Charters or other arrangements (collectively with such Chiquita Vessel Time Charters, the “Affected Agreements”) between GWF and Seven Hills. If GWF believes, in its reasonable opinion, that there would not be a substantial increase in the risk profile of one or more of the Affected Agreements as a result of the proposed Seven Hills Change of Control, or if GWF does not respond to Seven Hills within 15 Business Days of receipt of such notice, the Seven Hills Change of Control shall be permitted to occur. If GWF believes, in its reasonable opinion, that there would be a substantial increase in the risk profile of one or more of the Affected Agreements as a result of the proposed Seven Hills Change of Control, GWF and Seven Hills shall negotiate in good faith to find a basis to modify such Affected Agreement(s) in a manner acceptable to GWF in its sole but reasonable discretion. If such modification has not been agreed within 60 calendar days of the date of GWF’s notification to Seven Hills, the Seven Hills Change of Control transaction will not be consummated.

(d) Seven Hills and all of its legal relationships with the Chiquita Entities and other Alliance Entities will be operated in compliance with all applicable Laws, in particular all applicable competition laws.

4.2 Financial Covenants. (a) Each of Eastwind and NYKLC shall provide audited, and Seven Hills and Eystrasalt shall provide unaudited, financial statements to GWF within two weeks of the date such financial statements are completed, but in no event later than 150 calendar days after the end of such Person’s fiscal year.

(b) Each of Seven Hills and Eystrasalt shall maintain the following covenants and shall provide a compliance certificate to GWF in respect thereof within 30 days of the end of each fiscal year:

(i) There shall be no encumbrance on any vessel chartered by Eystrasalt to Seven Hills or by Seven Hills to GWF other than encumbrances permitted under the terms of the financing, if any, for such vessel in connection with the purchase thereof under the relevant MOA or under the terms of any refinancing thereof; and

(ii) No event of default in excess of U.S. $[*] shall have occurred and be continuing under any financings to which Seven Hills or Eystrasalt is a party.

If Seven Hills or Eystrasalt should breach any of these covenants, it will provide written notice thereof same to GWF within five (5) Business Days of the occurrence of such breach.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE CHIQUITA ENTITIES

Each Chiquita Entity represents and warrants to the Alliance Entities and Eystrasalt as of the date of this Agreement as follows:

5.1 Existence and Good Standing. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

5.2 Authority and Enforceability. It has the organizational power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party. It has the organizational power and authority to consummate the transactions contemplated hereby and by the other Transaction Documents to which it is a party. The execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action and no other organizational action on its part is necessary to authorize the execution, delivery and performance of this Agreement and such other Transaction Documents by it and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents, when delivered in accordance with the terms hereof, shall have been duly executed and delivered by the Chiquita Entities party thereto and, assuming the due execution and delivery of this Agreement and the other Transaction Documents by the other parties hereto and thereto, shall be their respective valid and binding obligations, enforceable against each of the Chiquita Entities party thereto in accordance with their terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting the enforcement of creditors’ rights generally, to general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law) or to applicable principles of public policy.

5.3 Consents and Approvals; No Violations. (a) Other than as set forth on Schedule 5.3(a), the execution and delivery of this Agreement and the other Transaction Documents to which it is a party by each Chiquita Entity and the consummation by the Chiquita Entities of the transactions contemplated hereby and thereby will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under: (1) any provision of the Organizational Documents of any Chiquita Entity; (2) subject to obtaining and making any of the approvals, consents, notices and filings referred to in paragraph (b) below, any Law or Order applicable to any Chiquita Entity or by which any of their respective properties or assets may be bound; or (3) any of the terms, conditions or provisions of any material contract or other agreement to which any Chiquita Entity is a party or by which any of its respective properties or assets may be bound, except in the case of clauses (2) and (3) above for such violations, filings, permits, consents, approvals, notices, breaches or conflicts which would not reasonably be expected to have a Material Adverse Effect on the Chiquita Entities.

(b) Except for such filings and approvals as set forth on Schedule 5.3(b), no material consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority is necessary or required under any of the terms, conditions or provisions of any Law or Order applicable to any Chiquita Entity, or by which any of their respective properties or assets may be bound, for the execution and delivery of this Agreement or the other Transaction Documents by any Chiquita Entity, the performance by any Chiquita Entity of its obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, other than those which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect on the Chiquita Entities.

5.4 Brokers’ or Finders’ Fees. Except for Fortis Securities, whose fees will be paid by the Chiquita Entities, no agent, broker, person or firm acting on behalf of any of the Chiquita Entities is, or will be, entitled to any commission or brokers’ or finders’ fees from any Chiquita Entity in connection with any of the transactions contemplated by this Agreement or the other Transaction Documents.

5.5 No Other Representations or Warranties. Except for the representations and warranties contained in this Article V and in the other Transaction Documents, none of the Chiquita Entities or their Affiliates or any other Person acting on behalf of any of them (a) has made any express or implied representation or warranty (including, without limitation, any implied representation or warranty as to the condition, merchantability, suitability or fitness for a particular purpose) regarding the Chiquita Entities, any of their Affiliates, any of the assets owned or used by any of the foregoing Persons or the transactions contemplated by this Agreement or the other Transaction Documents, or (b) has made any representation or warranty, express or implied, as to the accuracy or completeness of any information (including, without limitation, any information set forth in the Offering Memorandum, in management presentations, in “data rooms” or any other materials provided or made available to the Alliance Entities or any of their Affiliates) regarding the Chiquita Entities, any of their Affiliates, any of the assets owned or used by any of the foregoing Persons or the transactions contemplated by this Agreement or the other Transaction Documents, and the Chiquita Entities hereby expressly disclaim any other representations or warranties (whether made by any of the Chiquita Entities, any Affiliate of any Chiquita Entity or any of their respective officers, directors, Onboard Employees, agents or representatives). No officer, director, employee, agent or representative of any Chiquita Entity shall have any liability or responsibility for any representations or warranties contained in this Agreement.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE ALLIANCE MEMBERS

Each member of the Alliance and Eystrasalt represents and warrants to the Chiquita Entities as follows:

6.1 Existence and Good Standing. It is a corporation duly organized or a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

6.2 Authority and Enforceability. It has the organizational power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party. It has the organizational power and authority to consummate the transactions contemplated hereby and by the other Transaction Documents to which it is a party. The execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate or limited liability company action and no other organizational action on its part is necessary to authorize the execution, delivery and performance of this Agreement and such other Transaction Documents by any Alliance Entity and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents, when delivered in accordance with the terms hereof, shall have been duly executed and delivered by each Alliance Entity party thereto and, assuming the due execution and delivery of this Agreement and the other Transaction Documents by the other parties hereto and thereto, shall be their respective valid and binding obligations, enforceable against each Alliance Entity party thereto in accordance with their terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting the enforcement of creditors’ rights generally, to general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law) or to applicable principles of public policy.

6.3 Consents and Approvals; No Violations. (a) Other than as set forth on Schedule 6.3(a), the execution and delivery of this Agreement and the other Transaction Documents by each Alliance Entity and the consummation by each Alliance Entity of the transactions contemplated hereby and thereby will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under: (1) any provision of the operating agreement, certificate of incorporation or by-laws, as the case may be, of any Alliance Entity; (2) subject to obtaining and making any of the approvals, consents, notices and filings referred to in paragraph (b) below, any Law or Order applicable to any Alliance Entity or by which any of their respective properties or assets may be bound; or (3) any of the terms, conditions or provisions of any material contract to which any Alliance Entity is a party or by which any of their respective properties or assets may be bound, except in the case of clauses (2) and (3) above for such violations, filings, permits, consents, approvals, notices, breaches or conflicts which would not reasonably be expected to have a Material Adverse Effect on an Alliance Entity.

(b) Except for such filings and approvals as set forth on Schedule 6.3(b), no material consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority is necessary or required under any of the terms, conditions or provisions of any Law or Order applicable to any Alliance Entity, or by which any of their respective properties or assets may be bound, for the execution and delivery of this Agreement or the other Transaction Documents by any Alliance Entity, the performance by any Alliance Entity of its obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, other than those which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect on any of the Alliance Entities.

6.4 Brokers’ or Finders’ Fees. Except for Chartworld, whose fees will be paid by the Alliance Entities, no agent, broker, person or firm acting on behalf of any of the Alliance Entities is, or will be, entitled to any commission or brokers’ or finders’ fees from any Alliance Entity in connection with any of the transactions contemplated by this Agreement or the other Transaction Documents.

6.5 Financial Capability. Eastwind has entered into a commitment letter for $47.7 million of senior debt to finance the acquisition of the Chiquita Container Vessels and NYKLC has entered into a commitment letter for $172.0 million of lease financing in respect of the Chiquita Reefer Vessels (collectively, the “Commitment Letters”). True and correct copies of the Commitment Letters (and any documentation relating thereto) have been furnished to Chiquita. To the knowledge of the Alliance, the Commitment Letters are valid and in full force and effect and no event has occurred that (with or without notice, lapse of time or both) would constitute a default thereunder.

ARTICLE VII

COVENANTS

7.1 Commercially Reasonable Efforts. Subject to the terms and conditions contained herein, each of the parties hereto shall cooperate and use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, as soon as practicable after the date of this Agreement, all filings necessary, proper or advisable under applicable Laws, in each case to consummate and make effective the transactions contemplated by this Agreement in the most expeditious manner practicable (including, without limitation, their respective commercially reasonable efforts to obtain, prior to the Closing Date, all permits, consents, approvals, authorizations, qualifications and Orders as are necessary for consummation of the transactions contemplated by this Agreement, to remove any injunctions or other impediments or delays (legal or otherwise) and to fulfill the conditions to consummation of the transactions contemplated hereby set forth in Articles VIII and IX of this Agreement).

Without limiting the foregoing, and for the avoidance of doubt, each of Eastwind and NYKLC will use their commercially reasonable efforts to cause the conditions to funding set forth in the respective Commitment Letters (and any other documentation relating thereto) to be fulfilled on a timely basis and to cause the New Owners to obtain such funding to permit the Closing to occur hereunder in the most expeditious manner practicable (including, without limitation, to pay in full, in cash, the aggregate purchase price stated in the MOAs), subject only to the satisfaction of the conditions to funding under the respective Commitment Letters and the conditions set forth in Article IX.

7.2 Confidentiality; Public Announcements. The parties hereto agree that the commercial terms of their arrangements as set forth herein and in the other Transaction Documents shall remain confidential. Accordingly, none of the parties hereto shall, nor shall any of their respective representatives, Subsidiaries or Affiliates, without the approval of the other parties, issue any press releases or otherwise make any public statements with respect to the transactions contemplated by this Agreement or the other Transaction Documents and/or with respect to any other party to this Agreement or the other Transaction Documents or any of their respective representatives, Subsidiaries or Affiliates, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange so long as such party has used commercially reasonable efforts to obtain the approval of the other parties prior to issuing such press release or making such public disclosure. The members of the Alliance hereby acknowledge and approve of any filings that Chiquita is required to make under U.S. securities laws and the rules and regulations of the New York Stock Exchange.

ARTICLE VIII

CONDITIONS TO THE OBLIGATIONS OF THE CHIQUITA ENTITIES

The obligations of the Chiquita Entities to consummate the transactions contemplated by this Agreement and the other Transaction Documents are subject to the satisfaction or waiver by the Chiquita Entities at or prior to the relevant Closing Date of each of the following conditions:

8.1 Truth of Representations and Warranties. The representations and warranties of the Alliance Entities, Eystrasalt and the New Owners contained in this Agreement and the other Transaction Documents shall be true and correct on and as of such Closing Date as though made at that time, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date) and except to the extent any untruth or inaccuracy would not reasonably be expected to have a Material Adverse Effect on such Person.

8.2 Performance of Agreements. All of the material agreements and covenants of the Alliance Entities, Eystrasalt and the New Owners to be performed on or prior to such Closing Date pursuant to this Agreement and the other Transaction Documents shall have been duly performed in all material respects.

8.3 No Injunctions. No preliminary or permanent injunction, decree or other Order shall have been issued by any court or by any Governmental or Regulatory Authority which prohibits the consummation of the transactions contemplated by this Agreement and the other Transaction Documents and which is in effect on such Closing Date.

8.4 Consents. All material consents, authorizations, Orders or approvals of, and filings or registrations with, any Governmental or Regulatory Authority and all third party consents, each as set forth on Schedules 5.3(a) and 5.3(b), shall have been obtained or made and shall be in full force and effect on such Closing Date.

8.5 Transaction Documents. Each Person other than the Chiquita Entities shall have entered into this Agreement and the other Transaction Documents to which it is a party and such other documents as may be contemplated hereby and thereby, and each such document shall be in full force and effect with no defaults thereunder other than by the Chiquita Entities.

8.6 Certifications and Opinions. The Chiquita Entities shall have received from each member of the Alliance and Eystrasalt each of the following certifications and opinions, in each case in form, scope and substance satisfactory to the Chiquita Entities and dated the relevant Closing Date:

(a) A copy, certified by an authorized officer (or equivalent) as being a true and correct copy thereof, of (i) the resolutions of its board of directors (or equivalent managing body) approving each Transaction Document to which it is or is to be a party, and of all documents evidencing shareholder (or equivalent equity holder) approval, if required, and (ii) any other necessary corporate or limited liability company action and governmental approvals with respect to this Agreement and each other Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder;

(b) A certificate of an authorized officer (or equivalent) certifying the names and true signatures of its directors and officers (or equivalent) and the names and true signatures of any attorneys-in-fact authorized to sign on its behalf this Agreement and each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder;

(c) A copy, certified by an authorized officer (or equivalent) as being a true and correct copy thereof, of its Organizational Documents and each amendment thereto;

(d) A certificate issued by its jurisdiction of incorporation, organization or formation certifying that it is duly formed and validly existing in good standing under the law of such jurisdiction of incorporation, organization or formation;

(e) A certificate of an authorized officer (or equivalent) certifying that (i) no information provided by it to the Chiquita Entities contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the representations and warranties contained in this Agreement as though made on and as of date of such certificate are true and complete in all material respects, except to the extent permitted by Section 8.1; and

(e) a favorable opinion of its counsel as to such matters of Marshall Islands and Swedish law as the Chiquita Entities may request.

8.7 No Change of Control. No Change of Control in respect of any member of the Alliance, Eystrasalt or any New Owner shall have occurred since the date of this Agreement.

8.8 Consummation of Financing. On or before the relevant Closing Date, each of Eastwind and NYKLC shall have consummated the financing called for by the Commitment Letters.

ARTICLE IX

CONDITIONS TO THE OBLIGATIONS OF THE ALLIANCE ENTITIES

The obligations of the Alliance Entities to consummate the transactions contemplated by this Agreement and the other Transaction Documents are subject to the satisfaction or waiver by the Alliance Entities at or prior to the relevant Closing Date of each of the following conditions:

9.1 Truth of Representations and Warranties. The representations and warranties of the Chiquita Entities contained in this Agreement and the other Transaction Documents shall be true and correct on and as of such Closing Date as though made at that time, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date) and except to the extent any untruth or inaccuracy would not reasonably be expected to have a Material Adverse Effect on the Chiquita Entities.

9.2 Performance of Agreements. All of the material agreements and covenants of the Chiquita Entities to be performed on or prior to such Closing Date pursuant to this Agreement and the other Transaction Documents shall have been duly performed in all material respects.

9.3 No Injunctions. No preliminary or permanent injunction, decree or other Order shall have been issued by any court or by any Governmental or Regulatory Authority which prohibits the consummation of the transactions contemplated by this Agreement and the other Transaction Documents and which is in effect on such Closing Date.

9.4 Consents. All material consents, authorizations, Orders or approvals of, and filings or registrations with, any Governmental or Regulatory Authority, each as set forth on Schedules 6.3(a) and 6.3(b), shall have been obtained or made and shall be in full force and effect on such Closing Date.

9.5 Transaction Documents. Each Person other than the Alliance Entities and Eystrasalt shall have entered into this Agreement and the other Transaction Documents to which it is a party and such other documents as may be contemplated hereby and thereby, and each document shall be in full force and effect with no defaults thereunder other than by the Alliance Entities.

9.6 Certifications and Opinions. The Alliance shall have received from each Chiquita Entity each of the following certifications and opinions, in each case in form, scope and substance satisfactory to the Alliance and dated the relevant Closing Date:

(a) A copy, certified by an authorized officer (or equivalent) as being a true and correct copy thereof, of (i) the resolutions of its board of directors (or equivalent managing body) approving each Transaction Document to which it is or is to be a party, and of all documents evidencing shareholder (or equivalent equity holder) approval, if required, and (ii) any other necessary corporate or limited liability company action and governmental approvals with respect to this Agreement and each other Transaction Document each other Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder;

(b) A certificate of an authorized officer (or equivalent) certifying the names and true signatures of its directors and officers (or equivalent) and the names and true signatures of any attorneys-in-fact authorized to sign on its behalf this Agreement and each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder;

(c) A copy, certified by an authorized officer (or equivalent) as being a true and correct copy thereof, of its Organizational Documents and each amendment thereto;

(d) A certificate issued by its jurisdiction of incorporation, organization or formation certifying that it is duly formed and validly existing in good standing under the law of such jurisdiction of incorporation, organization or formation;

(e) A certificate of an authorized officer (or equivalent) certifying that (i) no information provided by it to the Alliance contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the representations and warranties contained in this Agreement as though made on and as of date of such certificate are true and complete in all material respects, except to the extent permitted by Section 9.1; and

(e) a favorable opinion of its counsel as to such matters of New Jersey, Delaware and Bermuda law as the Alliance may request.

ARTICLE X

TERMINATION AND ABANDONMENT

10.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the Closing:

(a) By mutual consent of the Chiquita Entities, on the one hand, and of the Alliance Entities, on the other hand;

(b) By either the Chiquita Entities, on the one hand, or the Alliance Entities, on the other hand, if the Closing of all of the transactions contemplated by the Transaction Documents shall not have occurred by October 31, 2007; provided that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement or any other Transaction Document shall be the cause of the failure of the Closing of all of the transactions contemplated by the Transaction Documents to occur on or before such date;

(c) By either the Chiquita Entities, on the one hand, or the Alliance Entities, on the other hand, if there has been a breach of any representation, warranty or covenant of any of the Alliance Entities or any of the Chiquita Entities, respectively, which breach would cause the failure of any condition precedent set forth in Article VIII or IX, as the case may be; provided that any such breach of a representation, warranty or covenant has not been cured or waived within twenty (20) Business Days following receipt by the breaching party or parties of written notice of such breach; or

(d) By either party, if there shall be any Law of any competent authority that makes consummation of the transactions contemplated hereby and the other Transaction Documents, illegal or otherwise prohibited or if any Order of any competent authority prohibiting such transactions is entered and such Order shall become final and non-appealable, provided that in such event the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

10.2 Effect of Termination. (a) If this Agreement is terminated pursuant to Section 10.1 by the Chiquita Entities, on the one hand, or the Alliance Entities, on the other hand, written notice thereof shall be given to the other parties specifying the provision of Section 10.1 pursuant to which such termination is made, and this Agreement shall be terminated (except that the provisions of Sections 3.2, 7.2, 10.1, 10.2, 12.1 and 12.2 shall survive any termination of this Agreement). Nothing herein shall relieve any party from liability for any breach of this Agreement.

(b) Upon termination of this Agreement in accordance with Section 10.1, then all other Transaction Documents shall also terminate with immediate effect, and the parties hereto and thereto shall have no further obligations hereunder or thereunder (except as otherwise provided in Sections 3.2 and 10.2(a)).

ARTICLE XI

INTELLECTUAL PROPERTY; LICENSING

11.1 Intellectual Property; Licensing. In the event that any Chiquita Entity owns any patents relating to controlled atmosphere equipment installed in any Chiquita Vessels, such Chiquita Entity agrees to license said patents to each New Owner and operator of such vessel on a royalty free basis to the extent necessary for such New Owner and/or operator to comply with its obligations under the Transaction Documents. For the avoidance of doubt, such license shall not be transferable by such New Owner and/or operator without the prior consent of the relevant Chiquita Entity, such consent not to be unreasonably withheld.

ARTICLE XII

MISCELLANEOUS

12.1 Expenses. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement and the other Transaction Documents, including the fees and expenses of their respective counsel and financial advisers.

12.2 Governing Law; Jurisdiction. (a) THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF, PROVIDED THAT NOTHING HEREIN SHALL BE CONSTRUED AS OVERRIDING A GOVERNING LAW PROVISION IN ANY OF THE OTHER TRANSACTION DOCUMENTS.

(b) THE STATE OR FEDERAL COURTS LOCATED WITHIN THE STATE AND COUNTY OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE PARTIES HERETO, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY AND THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND THE PROPERTY OF SUCH PARTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 12.4, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.

12.3 Table of Contents; Captions. The table of contents and the Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

12.4 Notices. Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given (a) five (5) Business Days following deposit in the mails if sent by registered or certified mail, postage prepaid, (b) when sent, if sent by email or facsimile transmission, if receipt thereof is confirmed by telephone, and (c) when delivered, if delivered personally to the intended recipient or by an internationally recognized overnight courier service, in each case addressed as follows:

if to any Chiquita Entity, to:

c/o Chiquita Brands International, Inc.

250 East Fifth Street

Cincinnati, Ohio 45202

Attn:	President and Chief Operating Officer, Chiquita Fresh Group
and General Counsel

with a copy (which shall not constitute notice) to:

Watson, Farley & Williams (New York) LLP

100 Park Avenue

New York, NY 10017

Facsimile: (212) 922 1512

Attn: Daniel C. Rodgers, Esq.

if to Eastwind or Seven Hills, to:

c/o Eastwind Investment Company

444 Madison Avenue, Suite 200

New York, NY 10022

Fax: [*]

Attn:	Donald M. Simmons
Michael Frangos
James J. Murray, Esq.

if to NYKLC, to:

NYKLauritzenCool AB

Box 4315, SE-102 67

Katarinavägen 17

116 45 Stockholm, Sweden

Fax: [*]

Attn:	Mats Jansson
Magnus Nordstrom

If to Eystrasalt, to:

c/o Eastwind Investment Company

444 Madison Avenue, Suite 200

New York, NY 10022

Fax: [*]

Attn:	Donald M. Simmons
Michael Frangos
James J. Murray, Esq.

with a copy (which shall not constitute notice) to:

NYKLauritzenCool AB

Box 4315, SE-102 67

Katarinavägen 17

116 45 Stockholm, Sweden

Fax: [*]

Attn:	Mats Jansson
Magnus Nordstrom

or such other address or number as shall be furnished in writing by any such party.

12.5 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

12.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

12.7 Entire Agreement. This Agreement, including the Schedules hereto, contains the entire understanding of the parties hereto with respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

12.8 Amendments. This Agreement may not be changed, and any of the terms, covenants, representations, warranties and conditions cannot be waived, except pursuant to an instrument in writing signed by the parties hereto Seller or, in the case of a waiver, by the party waiving compliance.

12.9 Severability. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible. Notwithstanding anything herein to the contrary, the parties hereto agree that execution and entry into the MOAs shall be contingent upon execution of and entry into the Bareboat Charters, the Intermediate Time Charters and the Time Charters.

12.10 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

12.11 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

12.12 Waiver of Jury Trial. Each of the parties hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any litigation as between the parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto.

12.13 Waiver of Enforcement. The failure of either party to enforce any provision of this Agreement will not constitute a waiver of future enforcement of that or any other provision.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Master Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first above written.

CHIQUITA BRANDS INTERNATIONAL INC.		CHIQUITA BRANDS L.L.C.

By:	/s/ Jeffrey Zalla	By:	/s/ Michael Sims
Name:	Jeffrey Zalla	Name:	Michael Sims
Title:	Senior Vice President and Chief Financial Officer	Title:	Attorney-in-Fact

GREAT WHITE FLEET LTD.

By:	/s/ Michael Sims
Name:	Michael Sims
Title:	Attorney-in-Fact

BVS LTD.		CDV LTD.

By:	/s/ Michael Sims	By:	/s/ Michael Sims
Name:	Michael Sims	Name:	Michael Sims
Title:	Attorney-in-Fact	Title:	Attorney-in-Fact

CDY LTD.		CRH SHIPPING LTD.

By:	/s/ Michael Sims	By:	/s/ Michael Sims
Name:	Michael Sims	Name:	Michael Sims
Title:	Attorney-in-Fact	Title:	Attorney-in-Fact

GPH LTD.		DANOP LTD.

By:	/s/ Michael Sims	By:	/s/ Michael Sims
Name:	Michael Sims	Name:	Michael Sims
Title:	Attorney-in-Fact	Title:	Attorney-in-Fact

EASTWIND MARITIME INC.		NYKLAURITZEN COOL AB

By:	/s/ Donald M. Simmons	By:	/s/ Mats Jansson
Name:	Donald M. Simmons	Name:	Mats Jansson
Title:	President	Title:	President

SEVEN HILLS LLC		EYSTRASALT LLC

By:	/s/ Donald M. Simmons	By:	/s/ Mats Jansson
Name:	Donald M. Simmons	Name:	Mats Jansson
Title:	President	Title: